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                                                         EXHIBIT 10.15

                        CERIDIAN  CORPORATION
                      DEFERRED COMPENSATION PLAN

                    First Declaration of Amendment


Pursuant to the retained power of amendment contained in Section 6.2 of the Ceridian Corporation Deferred Compensation Plan, the undersigned hereby amends the Plan in the following manner:

1.    A new Section 9.5 is added thereto which reads as follows:

      "9.5 Special Provisions. Special provisions of the Plan applicable only to certain Participants may be set forth on an exhibit to the Plan adopted in the same manner as an amendment to the Plan. In the event of a conflict between the terms of the exhibit and the terms of the Plan, the exhibit controls. Except as otherwise expressly provided in the exhibit, the generally applicable terms of the Plan control all matters not covered by the exhibit."

2. The Plan is amended by adding a new Exhibit A in the form attached hereto.

The foregoing amendments are effective as of the date of this instrument.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 6th day of November
1996.


                                   CERIDIAN CORPORATION


Attest: /s/John A. Haveman         By:  /s/Michael E. Kotten
        Secretary                       Vice President




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                              EXHIBIT A

       Special Rules Applicable to Certain Former Participants in the Comdata Holdings Corporation
                 Unfunded Deferred Compensation Plan


This exhibit sets forth special rules applicable to Participants whose account balances under the Comdata Holdings Corporation Unfunded Deferred Compensation Plan (the "Comdata Plan") were transferred to the Plan effective as of the close of business on December 31, 1996. For purposes of this exhibit, such a Participant is referred to as a "Comdata Participant."

1. Account. Effective as of January 1, 1997, the Account of each Comdata Participant will be credited with an amount equal to the balance of his or her account under the Comdata Plan as of the close of business on December 31, 1996.

2. Distribution to Comdata Participant. Distribution of the Account referenced in item 1 of this exhibit will be made as soon as administratively practicable after the earlier of the Comdata Participant's (a) termination of employment with the Company and all Affiliated Organizations and (b) attainment of age 65. Distribution will be made in the form of a lump sum payment; provided, that for any Participant listed on Schedule A, distribution will be made in the form set forth with respect to the Participant on Schedule A.

3. Beneficiary Designations. At all times after December 31, 1996, any beneficiary designation made pursuant to the Comdata Plan will be null and void.





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                              SCHEDULE A


Name                          Form of Distribution
Bramlet, Jan             Monthly Installments Over a Three-Year Period
McTavish, George         Monthly Installments Over a Three-Year Period
Krow, Gary               Monthly Installments Over a Three-Year Period